UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2009

HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(I.R.S. Employer Identification Number)

90 Nassau Street, Princeton, New Jersey 08542

(Address of principal executive offices) (Zip Code)

(609) 683-3831

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2009, Heartland Payment Systems, Inc. (“HPS”) entered into an agreement to settle the consumer cardholders class actions consolidated in the United States District Court for the Southern District of Texas (the “Settlement”), which relate to the previously announced criminal breach of HPS’s payment systems environment (the “Processing System Intrusion”).

Under the terms of the Settlement, HPS will pay a minimum of $1,000,000 and up to a maximum of $2,400,000 to class members who submit valid claims for losses as a result of the Processing System Intrusion. The Settlement resolves all actions and proceedings that were asserted or could have been asserted against HPS in relation to the Processing System Intrusion by all persons in the United States who had payment cards used in the United States between December 6, 2007 and December 31, 2008 and who allege or may allege they suffered losses. Any person who validly requests exclusion from the settlement class will be excluded from the Settlement.

HPS will also pay all costs associated with the administration of the Settlement, including up to $1,500,000 for the cost of notice to the settling class. In addition, HPS has agreed to pay up to $760,000 of the attorneys’ fees and costs of attorneys representing the class members. Lastly, HPS has agreed to submit the report of an independent expert on HPS’s actions and plans to enhance the security of its computer system since the disclosure of the Processing System Intrusion on January 20, 2009.

The Settlement is subject to court approval and other terms, including the reasonable acceptance by plaintiffs’ counsel of the report referred to above prepared by HPS’ independent expert. HPS may terminate the settlement agreement if the number of persons who submit valid requests for exclusion from the settlement class exceeds 2,500 or if the costs of notice to the settling class exceed $1,500,000.

A copy of the press release issued by HPS relating to the Settlement is attached hereto as Exhibit 99.1.

Forward-Looking Statements: This Form 8-K contains forward-looking statements. These statements may be identified by the use of words such as “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans” or similar expressions. Such forward-looking statements include, without limitation, statements about the settlement, strategy, future operations, prospects, plans and objectives of management and events or developments that we expect or anticipate will occur. The forward-looking statements reflect HPS’s current views and assumptions and are subject to risks and uncertainties, which may cause actual and future results and trends to differ materially from the forward-looking statements, including but not limited to all of the conditions necessary to the consummation of the settlement being satisfied or waived, including, without limitation, court approval of the settlement and reasonable acceptance by plaintiffs’ counsel of the written report, and HPS’s ability to achieve its strategic objectives and the expected goal of the settlement. Many of these factors are beyond HPS’s ability to control or predict. Given these factors, you should not place undue reliance on the forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Heartland Payment Systems, Inc. dated December 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2009

Heartland Payment Systems, Inc.
(Registrant)

By:	/S/ ROBERT H.B. BALDWIN, JR.
Robert H.B. Baldwin, Jr.
President and Chief Financial Officer